UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2019

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market
5.875% Notes due 2023	FDUSL	The NASDAQ Global Select Market
6.000% Notes due 2024	FDUSZ	The NASDAQ Global Select Market
5.375% Notes due 2024	FDUSG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 10, 2019, Fidus Investment Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Fidus Investment Advisors, LLC (“FIA”), and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named on Schedule A thereto, in connection with the issuance and sale of $55,000,000 in aggregate principal amount of the Company’s 5.375% Notes due 2024 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The Company also granted the underwriters a 30-day option to purchase up to an additional $8.3 million in aggregate principal amount of the Notes to cover overallotments, if any.

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company and FIA. It also provides for customary indemnification by each of the Company, FIA, and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Third Supplemental Indenture

On October 16, 2019, the Company and U.S. Bank National Association (the “Trustee”), entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Indenture, dated February 2, 2018, between the Company and the Trustee (the “Base Indenture”; and together with the Third Supplemental Indenture, the “Indenture”). The Third Supplemental Indenture relates to the Company’s issuance of the Notes.

The Notes bear interest at a rate of 5.375% per year payable February 1, May 1, August 1 and November 1 of each year, beginning on February 1, 2020. The Notes will mature on November 1, 2024 and may be redeemed in whole or in part at the Company’s option at any time on or after November 1, 2021 at a redemption price of 100% of the outstanding principal amount of the Notes plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

The Company intends to use the net proceeds from the Offering to repay outstanding indebtedness under the Company’s senior secured revolving credit facility, as amended (the “Credit Facility”). However, through re-borrowings under the Credit Facility, the Company may re-borrow under the Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with its investment objective and strategies and for working capital and general corporate purposes.

The Notes are the direct unsecured obligations of the Company and (i) rank pari passu with all outstanding and future unsecured unsubordinated indebtedness, including, without limitation, the Company’s 5.875% notes due 2023 and 6.00% notes due 2024, (ii) are senior to any of the Company’s future indebtedness that expressly provides such indebtedness is subordinated to the Notes, (iii) are effectively subordinated to all of the Company’s existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which the Company subsequently grants a security interest), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility, and (iv) are structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The Indenture contains certain covenants, including certain covenants requiring the Company (i) to comply with the asset coverage requirements set forth in Section 18(a)(1)(A) as modified by such provisions of Section 61(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), as may be applicable to the Company from time to time or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”); (ii) to comply, under certain circumstances, with a modified version of the requirements set forth in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to the Company from time to time or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, prohibiting the declaration of any cash dividend or distribution upon any class of our capital stock (except to the extent necessary for the Company to maintain its treatment as a “regulated investment company” under Subchapter M of the Internal Revenue Code), or purchasing any such capital stock, if the Company’ asset coverage, as defined in the 1940 Act, were below 200% (or 150% on and after April 29, 2020) at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase; (iii) to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended; and (iv) to use its reasonable best efforts to effect, within 30 days of issuance and delivery of the Notes, the listing of the Notes on the Nasdaq Stock Market LLC and to maintain the listing of the Notes on the Nasdaq Stock Market LLC or another national securities exchange. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-223350), the accompanying prospectus dated May 1, 2019 contained therein, the preliminary prospectus supplement dated October 10, 2019, and the pricing term sheet filed with the SEC on October 11, 2019. The transaction closed on October 16, 2019. The net proceeds to the Company were approximately $53.0 million, after deducting underwriting discounts of approximately $1.7 million and estimated offering expenses of approximately $400,000.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture, and the Notes, respectively, each filed, or incorporated by reference, as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 10, 2019 by and among Fidus Investment Corporation, Fidus Investment Advisors, LLC and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein.

4.1	Form of Indenture between Fidus Investment Corporation and U.S. Bank National Association, as trustee (Filed as Exhibit (d)(5) to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form N-2 (File No. 333-202531) filed with the Securities and Exchange Commission on April 29, 2016 and incorporated herein by reference).

4.2	Third Supplemental Indenture dated as of October 16, 2019, between Fidus Investment Corporation and U.S. Bank National Association, as trustee.

4.3	Form of 5.375% Notes due 2024 (Incorporated by reference to Exhibit 4.2 hereto).

5.1	Opinion of Eversheds Sutherland (US) LLP.

23.1	Consent of Eversheds Sutherland (US) LLP (Incorporated by reference to Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2019	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer, Chief Compliance Officer and Secretary